Exhibit A(6)(a)



          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

                                       OF

                           MATRIX CAPITAL GROUP, INC.


                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     It is hereby certified that:

     FIRST:  The name of the corporation is:  Matrix Capital Group, Inc.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of State on February 12, 1993.

     THIRD: The amendment of the certificate of incorporation of the corporation effected by this certificate is as follows: Amount of class of shares of stock.

     FOURTH: To accomplish the foregoing amendment, Article Four of the certificate of incorporation, relating to issuance of shares is hereby amended to read as follows:

   (4) The aggregate number of shares which the corporation shall have the authority to issue is 150,000 Voting shares and 50,000 Non-Voting shares with a par value of $.10 a share.

     FIFTH: To effect the foregoing, the 20 shares of issued common stock without par value shall be converted into 15,000 shares of voting common stock with .10 cents par value at a rate of 1 old share for every 750 new shares. The 180 non-issued shares of common stock shall be converted into 135,000 shares of voting common stock with .10 cents par value at a rate of 1 old share for every 750 new shares.

     The Company hereby authorizes 50,000 shares of non-voting common stock at ..10 cents par value.

     SIXTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by consent in writing of all the members of the Board of Directors of the corporation, followed by the unanimous written consent of the holders of all of the outstanding shares of the corporation entitled under the certificate of incorporation to vote on the amendments of the certificate of incorporation and by the unanimous written consent of the holders of all of the outstanding shares of each class which is not entitled under the certificate of incorporation to vote thereon, but which is entitled under Section 804 of the Business Corporation Law to vote thereon.

     IN WITNESS WHEREOF, we have subscribed this document on the date opposite our names and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.



                                /s/  Peter N. Marron
                                ----------------------
                                     President



                                /s/ Thomas Sarkany
                                ----------------------
                                    Secretary

                                                                 Exhibit A(6)(a)




                          CERTIFICATE OF INCORPORATION

                                       OF

                           MATRIX CAPITAL GROUP, INC.











Filer:  Marie Jorczak
          Corporate Agents, Inc.
          1013 Centre Road
          Wilmington, DE  19805

                          CERTIFICATE OF INCORPORATION

                                       OF

                           MATRIX CAPITAL GROUP, INC.


                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW



STATE OF NEW YORK    )
                     )SS:
DEPARTMENT OF STATE  )


I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.



Witness my hand and seal of the Department of State on February 12, 1993



                                /s/  Gail S. Schaffer
                                -----------------------
                                   Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                           MATRIX CAPITAL GROUP, INC.


                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW


     The undersigned, a natural person of the age of eighteen years or over,

desiring to form a corporation pursuant to the provisions of Section 402 of the

Business Corporation Law of the State of New York, hereby certifies as follows:

     FIRST:  The name of the corporation is:

               MATRIX CAPITAL GROUP, INC.

     SECOND:  The purpose of the corporation is to engage in any lawful act or activity for which corporations maybe organized under the Business Corporation

Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, ageny or other body without such consent or approval first being obtained.

     THIRD:  The office of the corporation in the State of New York is to be located in the County of Queens.

     FOURTH:  The aggregate number of shares which the corporation shall have the authority to issue is:

     Two Hundred (200) Shares Without Par Value

     FIFTH:  The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

Mr. Thomas Sarkany
61-16 184th Street
Fresh Meadows, New York  11365


     The corporation designates Corporation Service Company with its address at

4 Central Avenue, Albany, NY  12210, as its registered agent upon whom process against it may be served within the State of New York.

     IN WITNESS WHEREOF, I have duly executed and subscribed this certificate and do affirm the foregoing as true under the penalties of perjury this Twelfth day of February, 1993.



                                        /s/  Marie Jorczak
                                        ----------------------
                                        Marie Jorczak
                                        Incorporator
                                        Corporate Agents, Inc.
                                        1013 Centre Road
                                        Wilmington, DE  19805